SCHEDULE 14A INFORMATION

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United Bancshares, Inc.

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For immediate release:

United Bancshares, Inc.

A Family of Community Banks

100 South High Street

Columbus Grove, Ohio 45830

www.theubank.com                                                                 419-659-2141

April 26, 2002

TO THE SHAREHOLDERS OF UNITED BANCSHARES, INC.:

By the majority vote of the shareholders present at the meeting in person and by proxy, it was resolved at the 2002 Annual Meeting of Shareholders held on April 24, 2002 that the meeting be adjourned following the report of the Judges of Election on the election of the Directors and on the proposals relating to the amendment and restatement of the Articles of Incorporation for the purpose of tabulating votes relating to the adoption of new Regulations of the Company.  The meeting will be reconvened on May 7, 2002 and you are invited to attend the meeting, which will be held at the Company’s corporate offices at 100 South High Street, Columbus Grove, Ohio 45830 at 10:00 am EDT.

By the order of the Board of Directors

E. Eugene Lehman, President

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